Exhibit 5.1

Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020-1001 Main Tel +1 212 506 2500 Main Fax +1 212 262 1910 www.mayerbrown.com
August 10, 2015

Skyline Medical Inc. 2915 Commers Drive, Suite 900 Eagan, Minnesota 55121

Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as securities counsel to Skyline Medical Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 26, 2014 (File No. 333-198962), as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company of:

(i)
1,666,667 units (the “Firm Units”) and, at the election of the Underwriters (as defined below), up to 250,000 additional units (the “Optional Units,” and together with the Firm Units, the “Units”), with each Unit consisting of (A) one share of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), (B) one share of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), with each share of Preferred Stock convertible into one share of the Company’s Common Stock (the shares of Common Stock issuable upon conversion of the Preferred Stock, the “Conversion Shares”) and (C) four Series A Warrants of the Company, (the “Series A Warrants”), with each Series A Warrant entitling the holder thereof to purchase one share of Common Stock (the shares of Common Stock issuable upon exercise of the Series A Warrants, the “Warrant Shares”), and

(ii)
a Unit Purchase Option (the “Unit Purchase Option”) to be issued to the representative (the “Representative”) of the underwriters (the “Underwriters”) in the offering contemplated by the Registration Statement to purchase a number of units having the same terms as the Units (the “Representative’s Units”) equal to an aggregate of 5% of the Units sold pursuant to the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus included therein (the “Prospectus”), other than as expressly stated herein.

In rendering the opinions expressed below, we have examined (a) the certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”); (b) the bylaws of the Company; (c) the Registration Statement; (d) resolutions of the board of directors of the Company; (e) the form of Certificate of Designation of the Series B Convertible Preferred Stock filed as exhibit 3.6 to the Registration Statement (the “Certificate of Designation”); (f) the form of Series A Warrant Agency Agreement between the Company and Corporate Stock Transfer, Inc., including the form of Series A Warrant (the “Warrant Agency Agreement”) filed as exhibit 4.11 to the Registration Statement; (g) the form of underwriting agreement between the Company and the Underwriters filed as exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), (h) the Unit Purchase Option, (i) the form of Unit Agreement between the Company and Corporation Stock Transfer, Inc. filed as exhibit 4.18 to the Registration Statement, (j) the form of stock certificate for the Common Stock filed as exhibit 4.12 to the Registration Statement, (k) the form of stock certificate for the Preferred Stock filed as exhibit 4.17 to the Registration Statement and (l) such other documents, corporate records and instruments as we have deemed necessary or advisable for the purpose of this opinion.

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Mayer Brown LLP

August 10, 2015

In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied on certificates of responsible officers of the Company and of public officials. We have further assumed that (i) the final pricing terms of the Units will be determined by the Pricing Committee established by the authorizing resolutions adopted by the Company’s board of directors in accordance with such resolutions, (ii) the Registration Statement will become and remain effective under the Securities Act, (iii) the Company will file the Certificate of Designation with the  Secretary of State of the State of Delaware prior to the issuance of the Units and (iv) all of the Securities will be issued and sold, if applicable, in compliance with applicable federal and state securities or blue sky laws and in the manner stated in the Registration Statement.

Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:

1.           The Units have been duly authorized and, when issued and delivered against payment therefor in the manner contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

2.           The shares of Common Stock comprising a portion of the Units have been duly authorized and, when issued and delivered as part of the Units against payment therefor in the manner contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

3.           The Series A Warrants comprising a portion of the Units have been duly authorized and, when duly executed and issued by the Company in the manner contemplated by the Warrant Agency Agreement and delivered as part of the Units against payment therefor in the manner contemplated by the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.           The Warrant Shares issuable upon exercise of the Series A Warrants comprising a portion of the Units have been duly authorized and if, as, and, when such Warrant Shares are issued and delivered by the Company upon exercise of such Series A Warrants in accordance with the terms thereof and the Certificate of Incorporation, including, without limitation, the payment in full of applicable consideration, such Warrant Shares, will be validly issued, fully paid, and non-assessable.

Mayer Brown LLP

August 10, 2015

5.           The shares of Preferred Stock comprising a portion of the Units have been duly authorized and, when issued and delivered as part of the Units against payment therefor in the manner contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

6.           The Conversion Shares issuable upon conversion of the shares of Preferred Stock comprising a portion of the Units have been duly authorized and, when issued and delivered upon conversion of such shares of Preferred Stock in accordance with the Certificate of Designation and the Certificate of Incorporation, will be validly issued, fully paid and non-assessable.

7.           The Unit Purchase Option has been duly authorized by the Company and, when duly executed by the Company and delivered to the Representative in accordance with the terms of the Underwriting Agreement, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8.           The Representative’s Units have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Unit Purchase Option, will be validly issued, fully paid and non-assessable.

9.           The shares of Common Stock comprising a portion of the Representative’s Units have been duly authorized and, when issued and delivered as part of the Representative’s Units against payment therefor in the manner contemplated by the Unit Purchase Option, will be validly issued, fully paid and non-assessable.

10.          The Series A Warrants comprising a portion of the Representative’s Units have been duly authorized and, when duly executed and issued by the Company in the manner contemplated by the Warrant Agency Agreement and delivered against payment therefor in the manner contemplated by the Unit Purchase Option, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

11.          The Warrant Shares issuable upon exercise of the Series A Warrants comprising a portion of the Representative’s Units have been duly authorized and if, as, and when such Warrant Shares are issued and delivered by the Company upon exercise of such Series A Warrants in accordance with the terms thereof and the Certificate of Incorporation, including, without limitation, the payment in full of applicable consideration, such Warrant Shares will be validly issued, fully paid, and non-assessable.

12.          The shares of Preferred Stock comprising a portion of the Representative’s Units have been duly authorized and, when issued and delivered against payment therefor in the manner contemplated by the Unit Purchase Option, will be validly issued, fully paid and non-assessable.

13.          The Conversion Shares issuable upon conversion of the shares of Preferred Stock comprising a portion of the Representative’s Units have been duly authorized and, when issued and delivered upon conversion of such shares of Preferred Stock in accordance with the Certificate of Designation and the Certificate of Incorporation, will be validly issued, fully paid and non-assessable.

Mayer Brown LLP

August 10, 2015

The opinions in paragraphs (5) and (6) are based on the assumption that the Units will be issued and delivered against payment therefor in the manner contemplated by the Underwriting Agreement.  The opinions in paragraphs (8) through (13) are based on the assumption that the Unit Purchase Option is issued and delivered to the Representative in accordance with the Underwriting Agreement.   The opinions in paragraphs (11) and (13) are based on the assumption that the Representative’s Units, or the  shares of Common Stock, shares of Preferred Stock and Series A Warrants comprising the Representative’s Units if such securities are not issued together as Representative’s Units, will be issued and delivered against payment therefor in the manner contemplated by the Unit Purchase Option.

This opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP